Exhibit 2

                              VOTING AGREEMENT

     This Voting Agreement (this "Agreement"), dated as of February 21, 2001, is entered into by and among Satish K. Sanan (the "Shareholder") and A&S Family Limited Partnership ("LP") (Shareholder and LP collectively, the "Principal Shareholders"), CGI Group Inc., a company incorporated under the laws of Quebec ("Parent") and CGI Florida Corporation ("Merger Sub"), a Florida corporation and a wholly-owned subsidiary of Parent. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

     WHEREAS, simultaneously with the execution of this Agreement, IMRglobal Corp., a Florida corporation ("IMRglobal"), Parent, and Merger Sub are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), providing, among other things, for the merger of Merger Sub with and into IMRglobal (the "Merger"); and

     WHEREAS, the Principal Shareholders own a significant number of shares of common stock, $0.10 par value per share, of IMRglobal (the "Common Stock"); and

     WHEREAS, as an inducement and a condition to their entering into the Merger Agreement and incurring the obligations set forth therein, and for other good and valuable consideration, Parent and Merger Sub have required that the Principal Shareholders enter into this Agreement;

     NOW THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Representations and Warranties of each Principal Shareholder. Each of the Principal Shareholders, jointly and severally, hereby represents and warrants as follows:

     (a) Title. As of the date hereof, the Shareholder is the sole, true and lawful record owner and beneficial owner of 5,645,237 shares of Common Stock, and LP is the sole, true and lawful record owner and beneficial owner of 6,441,361 shares of Common Stock (all shares of Common Stock so held by the Shareholder and LP collectively, the "Subject Securities"). The Shareholder is the sole, true and lawful record owner and beneficial owner of options to purchase 625,000 shares of Common Stock (the "Subject Options"). Each Principal Shareholder has good and valid title to his or its Subject Securities. The Subject Securities and the Subject Options constitute all of the capital stock of IMRglobal beneficially owned by the Principal Shareholders, and except as set forth in this paragraph 1(a), (i) no Principal Shareholder holds any options or warrants to purchase any shares of Common Stock, and (ii) no Principal Shareholder has any rights to acquire any shares of any class or series of capital stock of IMRglobal or any securities convertible into or exercisable for shares of any class of IMRglobal's capital stock.

     (b) Right to Vote and Transfer. Each Principal Shareholder has the sole and full legal power, authority and right to vote and, subject to the terms of a pledge agreement previously disclosed to Parent (the "Pledge Agreement") dispose of all of his or its Subject Securities, and shall have the sole and full legal power, authority and right to vote and, subject to the terms of the Pledge Agreement, dispose of all of his or its Additional Shares (as defined in Section 13), including the power, authority and right to vote such shares in favor of approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement without the consent or approval of, or any other action on the part of, any other Person or entity. Without limiting the generality of the foregoing, except for this Agreement, neither Principal Shareholder has entered into any voting agreement with any Person or entity with respect to any of the Subject Securities or Additional Shares, granted any Person or entity any proxy (revocable or irrevocable) or, subject to the Pledge Agreement, power of attorney with respect to any of the Subject Securities or Additional Shares, deposited any of the Subject Securities or Additional Shares in a voting trust, or entered into any arrangement or agreement with any Person or entity limiting or affecting such Principal Shareholder's legal power, authority or right to vote his or its Subject Securities or Additional Shares in favor of the approval and adoption of the Merger Agreement and any of the transactions contemplated by the Merger Agreement. As of the date of the shareholders meeting to be called by IMRglobal at which holders of shares of Common Stock shall vote on approval and adoption of the Merger Agreement and, to the extent submitted to shareholders for approval, the transactions contemplated by the Merger Agreement, including any adjournment or postponement thereof (the "IMRglobal Shareholders Meeting"), each Principal Shareholder will have full legal power, authority and right to vote all of his or its Subject Securities and Additional Shares (acquired on or prior to the record date for the IMRglobal Shareholders Meeting) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement without the consent or approval of, or any other action on the part of, any other Person or entity, except as otherwise provided in this Agreement.

     (c) Authority. Each Principal Shareholder has full legal, partnership or corporate power (as applicable), authority and right, to execute and deliver, and to perform his or its obligations under, this Agreement. This Agreement has been duly executed and delivered by each Principal Shareholder and constitutes a valid and binding agreement of each Principal Shareholder enforceable against such Principal Shareholder in accordance with its terms, subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     (d) Conflicting Instrument; No Transfer. Neither the execution and delivery of this Agreement nor the performance by each Principal Shareholder of his or its agreements and obligations hereunder will result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which such Principal Shareholder is a party or by which such Principal Shareholder (or any of his or its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or affect such Principal Shareholder's ability to cast all votes necessary to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement. Except as provided herein and other than the Pledge Agreement, each Principal Shareholder has no agreement, arrangement or understanding regarding the Transfer of any Subject Securities or Additional Shares (as the term "Transfer" is defined in Section 3 hereof).

     (e) Irrevocable Proxy. Each Principal Shareholder represents and warrants that any proxies heretofore given to any Person other than Parent in respect of the Subject Securities or Additional Shares are not irrevocable, and hereby revokes any such proxies. Each Principal Shareholder hereby affirms that each irrevocable proxy as set forth in
Section 5 is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent and Merger Sub, and that each such irrevocable proxy is given to secure the performance of the duties of the Principal Shareholders under this Agreement. Each Principal Shareholder hereby further affirms that each irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except upon termination of this Agreement. Each Principal Shareholder hereby ratifies and confirms all that each such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

     2. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub represents and warrants that each has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub, in accordance with its terms, subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity). Neither the execution and delivery of this Agreement nor the performance by Parent or Merger Sub of its agreements and obligations hereunder will result in any breach or violation of or be in conflict with or constitute a default under any term of (i) any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which Parent or Merger Sub is a party or by which Parent or Merger Sub (or any of its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not materially adversely affect Parent and Merger Sub.

     3. Restriction on Transfer. Each Principal Shareholder agrees that (other than pursuant to the Merger Agreement or with the prior written consent of Parent) he or it will not, and will not agree to, (i) Transfer, except as required by the Pledge Agreement, any of his or its Subject Securities, any of the Additional Shares or any options, warrants or other rights to acquire any capital stock of IMRglobal to any Person or entity or
(ii) grant any proxies or powers of attorney, deposit any of the Subject Securities or any of the Additional Shares into a voting trust or enter into a voting agreement with respect to any of the Subject Securities or any of the Additional Shares, or any interest in any of the foregoing (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of
1934);  provided,  that,   notwithstanding  the  foregoing,  the  Principal
Shareholders shall be permitted to Transfer (x) any of their Subject Securities or any of the Additional Shares to any associate or affiliate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934) of a Principal Shareholder or (y) up to an aggregate of 1,000,000 shares of Common Stock to any person or persons (it being understood that this maximum amount reflects the permissible combined Transfers for both Principal Shareholders to all persons), provided that, in the case of both
(x) and (y), prior to and as a condition to such Transfer, that Parent be given three business days prior written notice of any Proposed Transfer and the proposed transferee agrees in writing to be bound by all of the terms of this Agreement as if it were a Principal Shareholder, including the obligation to vote such Subject Securities and Additional Shares in accordance with Section 4 hereof, in an agreement to which Parent is an express third party beneficiary and which is in form and substance reasonably satisfactory to Parent. For purposes of this Agreement, "Transfer" means, with respect to a security, (i) the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the beneficial ownership thereof, (ii) the offer to make such a sale, transfer, pledge, hypothecation, encumbrance, assignment or other disposition of such security or the beneficial ownership thereof, (iii) consent to such an offer for sale, transfer, pledge, hypothecation, encumbrance, assignment or other disposition of such security or the beneficial ownership thereof, or (iv) each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have correlative meaning.

     4. Agreement to Vote of Principal Shareholders. Each Principal Shareholder hereby irrevocably and unconditionally agrees, from and after the date hereof, to vote or to cause to be voted all of his or its Subject Securities and Additional Shares at the IMRglobal Shareholders Meeting and at any other annual or special meeting of shareholders of IMRglobal (or adjournment or postponement thereof), however called, where such matters arise (a) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement and the Merger and each of the other actions contemplated by the Merger Agreement and this Agreement and (b) against (i) approval of any proposal made in opposition to or in competition with the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of IMRglobal or any of its subsidiaries, with or involving any party other than Parent or one of its subsidiaries, (iii) any liquidation or winding up of IMRglobal, (iv) any extraordinary dividend by IMRglobal, (v) any change in the capital structure of IMRglobal (other than pursuant to the Merger Agreement) and (vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger or the other transactions contemplated by the Merger Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of IMRglobal under the Merger Agreement which would adversely affect IMRglobal or its ability to consummate the transactions contemplated by the Merger Agreement. Neither Principal Shareholder shall enter into any agreement or understanding with any Person or entity to vote in any manner inconsistent herewith. From and after the date hereof, any Principal Shareholder will not commit any act that could restrict or otherwise affect his or its legal power, authority and right to vote all his or its Subject Securities or Additional Shares in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement. Without limiting the generality of the foregoing, from and after the date hereof, neither Principal Shareholder will enter into any voting agreement with any Person or entity with respect to any of the Subject Securities or Additional Shares, grant any Person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Subject Securities or Additional Shares, deposit any of the Subject Securities or Additional Shares in a voting trust or otherwise enter into any agreement or arrangement limiting or affecting such Principal Shareholder's legal power, authority or right to vote his or its Subject Securities or Additional Shares in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, in each case, except as otherwise provided in this Agreement.

     5. Irrevocable Proxy. On the date hereof, each Principal Shareholder, in furtherance of the transactions contemplated hereby and by the Merger Agreement, will execute and deliver to Merger Sub an irrevocable proxy substantially in the form of Exhibit A hereto and irrevocably appoint Merger Sub or its designees, his or its attorney and proxy to vote all of the Subject Securities and Additional Shares of such Principal Shareholder, in connection with the matters set forth in subsections (a) and (b) of this
Section 5, with full power of substitution. Each Principal Shareholder acknowledges that each such proxy (a) shall be coupled with an interest,
(b) constitutes, among other things, an inducement for Parent and Merger Sub to enter into the Merger Agreement, and (c) shall be irrevocable and shall not be terminated by operation of law upon the occurrence of any event, except that such proxy shall be automatically revoked upon termination of this Agreement.

     6. No Solicitation. (a) From and after the date hereof, neither Principal Shareholder shall, nor shall it authorize or permit any investment banker, attorney or other advisor or representative (each, a "Representative") of, such Principal Shareholder to, directly or indirectly, (i) solicit, initiate or encourage any inquiries or proposals relating to, or the submission of, any Acquisition Proposal (as defined below) or (ii) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person or entity, to seek to do any of the foregoing or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or is likely to lead to, any Acquisition Proposal, except, in the case of clause (ii), for actions by the Shareholder solely in his capacity as a director or officer of IMRglobal which are permitted by Section 3.3 of the Merger Agreement. From and after the date hereof, each Principal Shareholder and all representatives of such Principal Shareholder shall cease doing any of the foregoing. For purposes of this Agreement, "Acquisition Proposal" means any proposal with respect to a merger, consolidation, share exchange, tender or exchange offer, sale of all or substantially all assets or similar transaction involving IMRglobal or any significant portion of the assets of IMRglobal, other than the transactions contemplated by the Merger Agreement and this Agreement.

          (b) Each Principal Shareholder agrees to promptly advise Parent orally and in writing of any Acquisition Proposal he or it or any of his or its Representatives receives, any request for information that such Principal Shareholder reasonably believes could lead to or contemplates an Acquisition Proposal or of any Acquisition Proposal, or any inquiry such Principal Shareholder reasonably believes could lead to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such request, Acquisition Proposal or inquiry. Each Principal Shareholder shall keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

     7. Action in Principal Shareholder Capacity Only. Neither Principal Shareholder makes an agreement or understanding herein as director or officer of IMRglobal. Each Principal Shareholder signs solely in his capacity as a record and beneficial owner of the Subject Securities, the Subject Options and Additional Shares, and nothing herein shall limit or affect any actions taken in his capacity as an officer or director of IMRglobal to the extent specifically permitted by the Merger Agreement.

     8. Invalid Provisions. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

     9. Executed in Counterparts. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

     10. Specific Performance. The parties hereto agree that if for any reason either Principal Shareholder fails to perform any of his or its agreements or obligations under this Agreement irreparable harm or injury to Parent would be caused for which money damages would not be an adequate remedy. Accordingly, each Principal Shareholder agrees that, in seeking to enforce this Agreement against such Principal Shareholder, Parent shall be entitled to specific performance and injunctive and other equitable relief. The provisions of this Section 10 are without prejudice to any other rights or remedies, whether at law or in equity, that Parent may have against the Principal Shareholders for any failure to perform any of their respective agreements or obligations under this Agreement.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of laws thereof.

     12. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

     13. Additional Shares. If, after the date hereof, either Principal Shareholder acquires beneficial ownership of voting securities of capital stock of IMRglobal (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire any shares of capital stock of IMRglobal or through any stock dividend or stock split, the provisions of this Agreement applicable to the Subject Securities shall be applicable to such Additional Shares as if such Additional Shares had been the Subject Securities as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any Person or entity immediately upon the acquisition by any Principal Shareholder of beneficial ownership of such Additional Shares.

     14. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors (including, in the case of the Shareholder or any other individual, any executors, administrators, estates, legal representatives and heirs of the Shareholder or such individual) and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Parent (in the case of each Principal Shareholder) and each Principal Shareholder (in the case of Parent). Without limiting the scope or effect of the restrictions on transfer set forth in Section 3 hereof, each Principal Shareholder agrees that this Agreement and his or its obligations hereunder shall attach to the Subject Securities and Additional Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of such Subject Securities and Additional Shares shall pass, whether by operation of law or otherwise.

     15. Notices. Any demand, notice or other communication to be given in connection with this Agreement shall be in writing and shall be deemed given (a) upon delivery if personally delivered, (b) three business days after being mailed by registered or certified mail (return receipt requested) or (c) one business day after being delivered by overnight courier or by facsimile (with confirmation) to such party at its address or facsimile set forth below or such other address or facsimile as such party may specify by notice to the parties hereto:

     If to the Shareholder or
     A&S Family Limited Partnership:

     Mr. Satish K. Sanan
     IMRglobal Corp.
     100 South Missouri Avenue
     Clearwater, FL  33756
     Facsimile:    (727) 467-9688

     with a copy to:

     Morris,  Manning & Martin LLP
     Suite 1600
     Atlanta  Financial Center
     3343 Peachtree Road, N.E.
     Atlanta, GA  30326
     Attention:  Jeffrey L. Schulte, Esq.
     Facsimile:    (404) 365-9532

     and

     Holland & Knight LLP
     400 North Ashley Drive
     Suite 2300
     Tampa, Florida  33602
     Attention:    Robert J. Grammig, Esq.
     Facsimile:    (813) 227-8500

     If to Parent or Merger Sub:

     CGI Group Inc.
     1130 Sherbrooke Street West
     Montreal, Quebec
     Canada H3A 2M8
     Attention:    Executive Vice President
                   Merger and Acquisitions
     Facsimile:    (514) 841-3294


     with a copy to:

     McCarthy Tetrault
     Windsor Tower, 5th Floor
     1170 Peel Street
     Montreal, Quebec
     H3B 4S8
     Canada
     Attention:    Christiane Jodoin
     Facsimile:    (514) 875-6246

     and

     Fried, Frank, Harris, Shriver & Jacobson
     One New York Plaza
     New York, New York  10004
     United States
     Attention:    Peter Golden, Esq.
     Facsimile:    (212) 859-4000

For purposes of this Section, "business day" means any day, other than a Saturday, Sunday or a bank holiday in the United States or Canada.

     16. Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     17. Captions. The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     18. Further Assurances. From time to time, at Parent's reasonable request and without further consideration, the Principal Shareholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     19. Termination. This Agreement, other than as expressly provided otherwise in this Agreement, shall terminate on the earlier of (i) the consummation of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms.

     20. Transfer in Orderly Manner. Each Principal Shareholder agrees that he or it shall use commercially reasonable efforts to Transfer any shares of Parent capital stock that he or it receives as consideration in connection with the Merger and the transactions contemplated in the Merger Agreement (or upon exercise of options to acquire shares of Parent capital stock) in an orderly manner and without unduly affecting the trading prices of shares of Parent capital stock. In addition, each Principal Shareholder agrees to consult with the Chief Executive Officer of Parent prior to any proposed Transfer of shares of Parent capital stock which is at least 100,000 more than the number of shares whose sale was previously planned and as to which the Chief Executive Officer of Parent has been given prior notice by a Principal Shareholder. This Section 20 of this Agreement shall terminate on the earlier of (i) 12 months after the consummation of the Merger and (ii) termination of the Merger Agreement in accordance with its terms.

     21. Registration Rights. If, at any time after the consummation of the Merger, the Principal Shareholders propose to sell shares of Parent's Class A Subordinate Shares ("Parent Shares") received in the Merger or upon the exercise of stock options, and such Parent Shares cannot be sold in compliance with the volume limitations of Rule 145 under the Securities Act of 1933 (the "Securities Act"), or the Principal Shareholders are not eligible to rely upon Rule 904 under the Securities Act, or there is no other available exemption from the registration requirements of the Securities Act, then the Principal Shareholders shall have the following rights:

          (a) Demand Registration Rights: The Principal Shareholders may request in writing that Parent register their Parent Shares under the Securities Act. Upon receipt of such request, Parent shall, as promptly as reasonably practicable (and, in any event, within 60 days) prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement covering the Parent Shares specified by the Principal Shareholders; provided, however, Parent may postpone for up to 120 days the filing or the effectiveness of a registration statement if Parent reasonably determines in good faith that such registration would reasonably be expected to have an adverse effect on any proposal or plan by Parent or any of its subsidiaries to engage in any financing, securities offering or acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or any other material transaction. Subject to the conditions contained in this provision, the Principal Shareholders will be entitled to two registrations. Any request from the Principal Shareholders must cover at least 5,000,000 Parent Shares. The Principal Shareholders will pay all registration expenses in connection with any registration whether or not it has become effective, including without limitation (i) underwriting discounts and commissions, (ii) printing and copying expenses, (iii) fees and disbursements of counsel to Parent, (iv) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "comfort" letter), and (v) SEC, stock exchange or NASD and blue sky registration and filing fees. In connection with any registration, Parent shall use its reasonable best efforts to have a registration statement declared effective and to take such action as may be reasonably necessary for a period necessary to effect the distribution of the shares covered by the registration statement; but, in no event shall Parent be required to do so for a period of more than 90 days following the effective date of the registration statement.

          (b) Piggyback Registration Rights. If Parent files a registration statement with the SEC with respect to the sale of any Parent Shares, then each Principal Shareholder shall have the right to include their Parent Shares in such registration statement, subject to customary scaleback provisions, if such shares cannot otherwise be sold in compliance with the Securities Act; provided, however, that Parent shall not be required to include any of the Principal Shareholders' shares in any registration if it relates solely to Parent Shares to be issued pursuant to stock options or other employee benefit arrangements (including stock options granted by IMRglobal prior to the Merger), an exchange offer, merger, consolidation, share exchange, or similar transaction or an acquisition of assets or another corporation and the number of shares of the Principal Shareholders may be reduced if it is reasonably necessary in order to permit the orderly distribution and sale of shares being offered by Parent or by a selling shareholder exercising a demand registration right. In connection with a piggyback registration, the Principal Shareholders shall be required to pay all of the expenses referred to in clauses (i) and (v) of the penultimate sentence of paragraph (a) of this Section, insofar as they are attributable to the shares of the Principal Shares included in such registration statement.

          (c) Customary Agreements. In connection with any registration of Parent Shares owned by the Principal Shareholders pursuant to this Section, Parent and the Principal Shareholders shall enter into customary agreements relating to such registration, which shall include representations regarding the accuracy of information provided and indemnification provisions.

     22. Restrictions on Transfer of Parent Shares. So long as the Shareholder remains in the employ of Parent or the Company, the Principal Shareholders each agree to retain at least 20% of the Parent Shares they receive in connection with the Merger until after the second anniversary of the consummation of the Merger. Separate certificates representing the Parent Shares subject to this restriction shall be issued to the Principal Shareholders and such certificates shall bear an appropriate legend reflecting this restriction and Parent's transfer agent shall not be authorized to effect changes in the record owners of such shares. Notwithstanding the foregoing, Parent shall consent to a Transfer of such Shares to an affiliate or associate of the Principal Shareholders who agrees in writing to be bound by this transfer restriction. In addition, any Transfer required pursuant to the Pledge Agreement or required to meet obligations under the related loan agreements shall be permitted.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 20th day of February, 2001.

                                 SATISH K. SANAN



                                 /s/ Satish K. Sanan
                                 ----------------------------------


                                 A&S FAMILY LIMITED PARTNERSHIP
                                 By: SKS Management Inc., its General Partner



                                 By:      /s/ Satish K. Sanan
                                          ----------------------------------
                                          Name:    Satish K. Sanan
                                          Title:   President

                                 CGI GROUP INC.



                                 By:      /s/ Serge Godin
                                          ---------------------------------
                                          Name:     Serge Godin
                                          Title:    Chairman, president and
                                                    chief executive officer


                                 CGI FLORIDA CORPORATION



                                 By:      /s/ Andre Imbeau
                                          --------------------------------
                                          Name:    Andre Imbeau
                                          Title:   Executive vice-president
                                                   and chief financial officer

                                                                  EXHIBIT A

                                   PROXY
                                   -----

                    The undersigned hereby irrevocably appoints designees of CGI Florida Corporation, a Florida corporation (the "Merger Sub"), the attorneys, agents and proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote in such manner as such attorneys, agents and proxies or their substitutes shall in their sole discretion deem proper and otherwise act, including the execution of written consents, with respect to all Subject Securities and Additional Securities (as defined in the Voting Agreement dated as of February 21, 2001 (the "Voting Agreement"), among Mr. Satish K. Sanan, A&S Family Limited Partnership, CGI Group Inc., a company incorporated under the laws of Quebec and the Merger Sub) which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting, or in respect of which the undersigned is or may be entitled to act by written consent. This Proxy is coupled with an interest and shall be irrevocable and binding on any successor in interest of the undersigned. This Proxy shall operate to revoke any prior proxy as to the Subject Securities or Additional Securities heretofore granted by the undersigned. This Proxy shall terminate upon the termination of the Voting Agreement in accordance with the terms of Section 19 thereof.

                                 ---------------------------


Dated:  February 21, 2001